EXHIBIT 5

                                  May 11, 1999

J. David Lombardi
President
First National Community Bancorp, Inc.
102 E. Drinker Street
Dunmore, PA 18512-2491

           RE:  Our File No: 875-98
                -------------------


Dear Mr. Lombardi:

     We have acted as special counsel to the Company in connection with the proposed issuance of up to 250,000 shares of the Company's common stock, from time to time pursuant to the Company's 1999 dividend reinvestment and stock purchase plan, covered by the company's Registration Statement on Form S-1, filed on the date hereof with the Securities and Exchange Commission. We, as special counsel to the company have reviewed:

     1.   Articles of Incorporation of the Company;

     2.   The Bylaws of the Company;

     3. Resolutions adopted by the Board of Directors of the Company relating to the Registration Statement, certified by the Secretary of the Company; and

     4.   The Registration Statement.

     Based on our review of the foregoing, it is our opinion that:

          a. The Company has been duly incorporated under the laws of the Commonwealth of Pennsylvania and is validly existing and in good standing under the laws of the Commonwealth; and

          b. The common stock covered by the Registration Statement has been duly authorized and, when issued pursuant to the terms of the plan, will be legally issued by the Company and fully paid and non-assessable.


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     We consent to the filing of this opinion as an exhibit to the Registration
Statement and the reference to us in the related Prospectus. In giving this consent, we do not thereby admit that we come within the category of person whose consent is required under Section 7 of the Securities Act of 1993, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                 Very truly yours,

                                                 /s/ Shumaker Williams, P.C.
                                                 ------------------------------
                                                 SHUMAKER WILLIAMS, P.C.





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